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                                               Design - Chaps/Ralph - Sportswear

               AMENDED AND RESTATED DESIGN SERVICES AGREEMENT effective as of January 1, 1996, by and between Polo Ralph Lauren Enterprises, L.P. (the "Design Partnership"), with a place of business at 650 Madison Avenue, New York, New York 10022 and Warnaco Inc. (the "Company") with a place of business at 90 Park Avenue, New York, New York 10016.

               Ralph Lauren ("Lauren") is an internationally famous designer who has been twice inducted into the Coty Hall of Fame for his design of men's and women's fashions, is the recipient of the CFDA Lifetime Achievement Award, and is a creator of original designs for cosmetics, jewelry, home furnishings and other products.

               Polo Ralph Lauren, L.P., a Delaware limited partnership ("Polo"), holds the right and interest in and to certain trademarks and trade names, as same may be used in connection with the manufacture and sale of Licensed Products, as hereinafter defined, and on even date herewith, the Company has obtained the right to use the trademarks ("Trademarks") in connection with the Licensed Products, pursuant to a license agreement ("License Agreement") of even date herewith by and between the Company and Polo.

               The value of the Trademarks are largely derived from the reputation, skill and design talents of Lauren, and Lauren, directly and through his designees, provides design services through the Design Partnership.

               The Company desires to obtain the services of the Design Partnership in connection with the creation and design of the Licensed Products.

               The Company desires, in order to exploit the rights granted to it under the License Agreement, to engage and retain the Design Partnership to create and provide to the Company the designs for its line of Licensed Products. The Design Partnership is willing to furnish such designs and render such services on the basis hereinafter set forth. As used herein, the term "Licensed Products" shall mean high quality men's sportswear with the exception of (i) skiing or swimming items, and (ii) heavy outerwear items commonly found in outerwear departments, bearing the Trademarks.

               In consideration of the foregoing premises and of the mutual promises and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


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               1.     Designs; Assistance.

               1.1 At any time or from time to time the Company may provide the Design Partnership with a list or lists setting forth those Licensed Products for which the Company shall require designing.

               1.2 At any time or from time to time, or within a reasonable period following receipt by the Design Partnership of the aforesaid list or lists, the Design Partnership shall provide the Company with a program of suggested, broad design themes and concepts with respect to the design of the Licensed Products ("Design Concepts") which shall be embodied in verbal and/or written descriptions of design themes and concepts and such other detailed designs and sketches therefor, as the Design Partnership deems appropriate. The Design Partnership shall have full discretion with respect to the manner in which the Design Concepts shall be formulated and presented by the Design Partnership to the Company. The Company and the Design Partnership shall confer on Design Concepts and shall make such modifications as are required to meet the Design Partnership's approval.

               1.3 The Design Partnership may engage such employees, agents and consultants operating under the Design Partnership's creative supervision and control as it may deem necessary and appropriate.

               1.4 From time to time while this Agreement is in effect, the Design Partnership may (a) develop or modify and implement designs from the Design Concepts or other designs furnished by the Design Partnership or (b) develop and implement new designs.

               1.5 If the Company wishes to prepare a design for any or all of its lines of Licensed Products, it shall submit to the Design Partnership for its approval the Company's proposed design therefor. By written notice to the Company, the Design Partnership may approve any of the designs so furnished, with such modifications as it shall deem appropriate, or the Design Partnership may, in its sole discretion, disapprove any or all of the designs.

               1.6 The Company understands that all or portions of the Design Concepts may be furnished to the Company through or in cooperation with other entities to which the Design Partnership has provided design services. The Company upon its prior authorization shall pay all costs, including shipping and handling charges, for fabric swatches or mill chips, sketches, specifications, paper sample patterns and product samples furnished to the Company by the Design Partnership or such other entities.


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                                                                               3


               1.7 The Company shall submit to the Design Partnership for its review and approval, the Company's proposed media advertising (other than cooperative advertising) relating to each Licensed Product or Licensed Product line. All layouts proposed by the Company for cooperative advertising shall similarly be subject to the Design Partnership's review and approval, which shall not be unreasonably withheld. The Design Partnership may, with respect to such advertising make such suggestions as it may deem necessary or appropriate, or disapprove, in either event by notice to the Company.

               1.8 All patents and copyrights on designs of the Licensed Products shall be applied for by the Design Partnership or its designee, at the Design Partnership's discretion and expense and shall designate the Design Partnership or its designee as the patent or copyright owner, as the case may be, therefor.

               1.9 Company acknowledges that the Licensed Products contain elements which in concept, execution and/or presentation are unique. Company agrees that it will not, during the term of the Agreement, use any designs used in the Licensed Products or any designs submitted or modified by the Design Partnership or any designs which are comparable and/or competitive with Licensed Products and which may be identified as the Design Partnership designs.

               2.    Design Legends; Copyright Notice and License.

               2.1 All designs, sketches, artwork, logos and other materials of Licensed Products and the use of such designs, artwork, sketches, logos and other materials created by the Design Partnership, or created by or for the Company and reviewed and approved by the Design Partnership, or developed by or for the Company from Design Concepts or subsequent design concepts furnished or approved by the Design Partnership (all of which shall hereinafter constitute Design Concepts), shall be the property of the Design Partnership and shall be subject to the provisions of this paragraph 2.

               2.2 All right, title and interest in and to the samples, sketches, design, artwork, logos and other materials furnished by or to Company or submitted to the Design Partnership, whether created by the Design Partnership or Company, are hereby assigned to and shall be the sole property of the Design Partnership. The Company shall cause to be placed on all Licensed Products appropriate notice designating the Design Partnership as the copyright or design patent owner thereof, as the case may be. The manner of presentation of said notices shall be reviewed and approved by the Design Partnership prior to use thereof by the Company.

               2.3 The Design Partnership hereby grants to the Company the exclusive right, license and privilege ("License") to


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                                                                               4


use the designs furnished hereunder and all copyrights, if any, and patents, if any therein; provided, however, that the License is limited to use in connection with Licensed Products manufactured and sold, or imported and sold, pursuant to the License Agreement and only for the seasonal collection for which such Design Concepts are approved. All other rights in and to the designs furnished hereunder, including without limitation all rights to use such designs in connection with products other than Licensed Products (as defined in the License Agreement) and in territories other than the Territory (as defined in the License Agreement) are expressly reserved by the Design Partnership. The License shall continue only for such period as this Agreement shall be effective. The Design Partnership shall execute and deliver to the Company all documents and instruments necessary to perfect or evidence the License. Upon termination of this Agreement, for any reason whatsoever, any and all of the Company's right, title and interest in and to the License shall forthwith and without further act or instrument be assigned to, revert to and be the sole and exclusive property of the Design Partnership, and the Company shall have no further or continuing right or interest therein, except the limited right to complete the manufacture of and sell Licensed Products during the Disposal Period, as set forth in paragraph 6.3 hereof. In addition, the Company shall thereupon (i) execute and deliver to the Design Partnership all documents and instruments necessary to perfect or evidence such reversion, (ii) refrain from further use of any of the Design Concepts and (iii) refrain from manufacturing, selling or distributing any products (whether or not they bear the Trademarks) which are confusingly similar to or derived from the Licensed Products or Design Concepts.

               2.4 Company shall not sublicense any of the rights granted hereunder without first obtaining the Design Partnership's prior written consent in connection therewith, which consent may be withheld by the Design Partnership in its sole discretion.

               2.5 The Design Partnership represents and warrants to the Company that it has full right, power and authority to enter into this Agreement, to perform all of its obligations hereunder and to consummate all of the transactions contemplated herein.

               2.6 The Company represents and warrants to the Design Partnership that the Company has full right, power and authority to enter into this Agreement, to perform all of its obligations hereunder and to consummate all the transactions contemplated herein.

               3.    Licensed Products.

               3.1 The Company shall obtain the written approval of the Design Partnership, of all Licensed Products to be manufactured or caused to be manufactured by the Company, by submitting a Prototype, as hereinafter defined, of each different


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                                                                               5


design or model of a Licensed Product, including, but not limited to, the type and quality of materials, colors and workmanship to be used in connection therewith, prior to any commercial production thereof. In the event that the Design Partnership rejects a particular Prototype or Prototypes, the Design Partnership shall so notify the Company and shall in certain cases where the Design Partnership desires to include the prototype in the collection, provide the Company with suggestions for modifying the particular Prototype or Prototypes which the Design Partnership is rejecting. The Company shall promptly correct said Prototype or Prototypes, resubmit said Prototype or Prototypes to the Design Partnership and seek the Design Partnership's approval under the same terms and conditions as set forth herein with respect to the first submission of Prototypes. As used herein, the term "Prototype" shall mean any and all models, or actual samples, of Licensed Products; and the term "Final Prototype" shall mean the actual final sample of a Licensed Product from which the first commercial production thereof will be made and which has been approved by the Design Partnership prior to the first commercial production thereof pursuant to this paragraph 3.

               3.2 The written approval of the Design Partnership of the Prototypes for each seasonal collection shall be evidenced by a written list, signed on behalf of the Design Partnership, setting forth those Prototypes which have been approved for inclusion in such collection. Prototypes so approved shall be deemed Final Prototypes in respect of such collection. Approval of any and all Prototypes as Final Prototypes shall be in the sole discretion of the Design Partnership. The Company shall present for sale, through the showing of each seasonal collection of the trade, all Final Prototypes so approved in respect of such collection.

               3.3 The Licensed Products thereafter manufactured and sold by the Company shall strictly adhere, in all respects, including, without limitation, with respect to materials, color, workmanship, designs, dimensions, styling, detail and quality, to the Final Prototypes approved by the Design Partnership.

               3.4 In the event that any Licensed Product is, in the judgment of the Design Partnership, not being manufactured or sold in strict adherence to the materials, color, workmanship, designs, dimensions, styling detail and quality, embodied in the Final Prototypes, or is otherwise not in accordance with the Final Prototypes, the Design Partnership shall notify the Company thereof in writing and the Company shall promptly repair or change such Licensed Product to conform strictly thereto. If any item of Licensed Product as repaired or changed does not strictly conform to the Final Prototypes and such strict conformity cannot be obtained after at least one (1) resubmission, the Trademarks shall be promptly removed from the item, at the option of the Design Partnership, in which event the item may be sold by the Company, provided it is in no way identified as a Licensed




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                                                                               6


Product. Notwithstanding anything in this paragraph 3.4 to the contrary, sales of all products using the Design Concepts, whether or not bearing the Trademarks, shall be subject to compensation payments pursuant to paragraph 4 hereof.

               3.5 The Design Partnership and its duly authorized representative shall have the right, upon reasonable notice during normal business hours, to inspect all facilities utilized by the Company (and its contractors and suppliers) in connection with the preparation of Prototypes and the manufacture, sale, storage or distribution of Licensed Products pursuant thereto and to examine Licensed Products in process of manufacture and when offered for sale within the Company's operations. The Company hereby consents to the Design Partnership's examination of Licensed Products held by its customers for resale provided the Company has such right of examination. The Company shall take all necessary steps, and all steps reasonably requested by the Design Partnership, to prevent or avoid any misuse of the licensed designs by any of its customers, contractors or other resources.

               3.6 The Company shall comply with all laws, rules regulations and requirements of any governmental body which may be applicable to the manufacture, distribution, sale or promotion of Licensed Products. The Company shall advise the Design Partnership to the extent any Final Prototype does not comply with any such law, rule, regulation or requirement.

               3.7 The Company shall upon request make its personnel, and shall use its best efforts to make the personnel of any of its contractors, suppliers and other resources, available by appointment during normal business hours for consultation with the Design Partnership. The Company shall make available to the Design Partnership, upon reasonable notice, marketing plans, reports and information which the Company may have with respect to Licensed Products.

               3.8 The Company may employ subcontractors for the manufacture of Licensed Products, provided that (a) Company shall have obtained prior written approval from the Design Partnership, (b) Company maintains appropriate quality controls, (c) such subcontractors shall comply with the quality requirements of the Agreement, and (d) such subcontractors shall execute a copy and comply with the Trademark and Design Agreement attached hereto and made a part hereof.

               3.9 The Company shall include within each seasonal collection of Licensed Products a fully representative assortment of designs therefor designated by the Design Partnership for inclusion therein. Notwithstanding anything to the contrary contained herein or in the License Agreement, in the event the Company chooses not to or is unable to include within a seasonal collection of Licensed Products a particular Licensed Product which the Design Partnership has designed or designated for


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                                                                               7


inclusion in such collection, the Design Partnership shall be entitled to authorize third parties to manufacture such Licensed Product(s) on behalf of the Company and the Company shall display, present and sell such Licensed Product(s) in its showroom for Licensed Products.

               4.    Compensation; Accounting.

               4.1 As compensation for the designs and services rendered hereunder, the Company shall pay minimum compensation to the Design Partnership each year during the term of this Agreement. The minimum compensation to the Design Partnership in connection with the manufacture and sale and importation and sale of Licensed Products for each year shall be as follows:

                      Year 1 (1996)                $
                      Year 2                       $
                      Year 3                       $
                      Year 4                       $
                      Year 5                       $
                      Year 6                       $

Minimum compensation for each year shall be paid on a quarterly basis, on the last day of each month following the end of each calendar quarter during the term hereof (e.g., April 30 for the quarter ending March 31), commencing with the first quarterly payment to be made on April 30, 1996. The amount of earned compensation paid, pursuant to paragraph 4.2 hereof, with respect to sales of Licensed Products in each calendar quarter, shall be deducted from the minimum compensation payment due for such quarter, it being the parties' intent that the Company shall pay the Design Partnership an amount equal to the greater of (i) aggregate minimum compensation for each year of the initial term or (ii) aggregate earned compensation for each year of the initial term. However, no credit shall be permitted against minimum compensation payable in any year on account of actual or minimum compensation paid in any other year, and minimum compensation shall not be returnable. For each year during any renewal term of
this Agreement, minimum compensation shall be an amount equal to       % of the
aggregate earned compensation accrued with respect to the sale of all Licensed Products during the immediately preceding year; provided, however, that (i) the minimum compensation in each year shall in no event be less than the minimum compensation due for the immediately preceding year and (ii) the minimum
compensation in each year shall in no event be less than $        . For the
purposes of this Agreement, the term "year" shall mean a period of twelve (12) months commencing on each January 1 during the term hereof.

               4.2 The Company shall pay to the Design Partnership earned compensation based on the net sales price of Licensed Products manufactured or imported and sold by the Company hereunder. Earned compensation shall equal percent (  %) of the net sales price of all Licensed Products


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                                                                               8

sold under this Agreement, including, without limitation, sales made pursuant to paragraphs 3.4 and 6.3 hereof; provided, however, that (i) the earned compensation rate with respect to sales of Licensed Products on or before
December 31, 1996 shall be       percent (  %) and (ii) earned compensation
payable to the Design Partnership on Licensed Product design "close-outs",
which were sold at least       percent (  %) below Company's regular selling
price shall be     percent (  %) of the net sales of such Licensed Products.
The Company shall prepare or cause to be prepared statements of operations for each month during the term hereof, which shall be furnished to the Design Partnership together with the earned compensation due for each such month on the last day of the following month (e.g., July 31 for month of June). The term "net sales price" shall mean the gross sales price to retailers who are not affiliates of the Company or, with respect to Licensed Products that are not sold directly or indirectly to retailers, other ultimate consumers (as in the case of accommodation sales by Licensee to its employees), of all sales of Licensed Products under this Agreement, less trade discounts and allowances and merchandise returns. No other deductions shall be taken. Any merchandise returns shall be credited in the three (3) month period in which the returns are actually made. For purposes of this Agreement, affiliates of the Company shall mean all persons and business entities, whether corporations, partnerships, joint ventures or otherwise, which now or hereafter control, or are owned or controlled, directly or indirectly by the Company, or are under common control with the Company. It is the intention of the parties that compensation payments will be based on bona fide wholesale prices at which the Company sells Licensed Products to independent retailers in arms' length transactions. In the event the Company shall sell Licensed Products to its affiliates, compensation payments shall be calculated on the basis of such a bona fide wholesale price irrespective of the Company's internal accounting treatment of such sale. The Company shall identify separately in the statements of operations provided to the Design Partnership pursuant to paragraph 4.6 hereof, all sales to its affiliates.

               4.3 The Company shall reimburse the Design Partnership for all its travel and promotion expenses incurred by the Design Partnership or Polo in the performance of the Design Partnership's duties under this Agreement, such amounts to include first class travel and hotel accommodations. Amounts payable to the Design Partnership pursuant to this paragraph shall become due and payable monthly within thirty (30) days of the date of mailing of the invoices, accompanied by corresponding receipts, for such costs incurred during the preceding month.

               4.4 If the payment of any installment of compensation is delayed for any reason, interest shall accrue on the unpaid principal amount of such installment from and after the date on which the same became due pursuant to paragraphs 4.1 or 4.2 hereof at the lower of the highest rate permitted by law in


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                                                                               9


New York and the prime rate of interest in effect from time to time at Chemical Bank, New York, New York or its successor.

               4.5 Provided that (a) no event of default under this Agreement has occurred and no default under this Agreement then exists and (b) this Agreement and the License are then in full force and effect, and (c) Company cooperates with the Design Partnership, The Polo/Lauren Company, L.P. ("PLC") and their licensees in connection with the manufacture and sale of Chaps Licensed Products in Canada, the Design Partnership shall pay to the Company an
amount equal to       (  %) percent of net compensation paid to the Design
Partnership with respect to sales of Chaps Licensed Products made in Canada by any licensee of the Design Partnership, other than the Company. Company's cooperation under clause (c) of the foregoing sentence shall consist of, but shall not be limited to, the sharing of designs and information with respect to suppliers and contractors in connection with Chaps Licensed Products. Payments by the Design Partnership to the Company, if any, pursuant to this paragraph 4.5, shall be made within thirty (30) days after the Design Partnership's receipt thereof from its foreign licensee, if any, and shall be accompanied by a statement of the foreign license payments received by the Design Partnership pursuant to which the payment to the Company is being made.

               4.6 The Company shall at all times keep an accurate account of all operations within the scope of this Agreement and shall render a full statement of such operations in writing to the Design Partnership in accordance with paragraph 4.1 hereof. Such statements shall account separately for each different product category and shall include all aggregate gross sales, trade discounts, merchandise returns, sales of miscuts and damaged merchandise and net sales price of all sales for the preceding three (3) month period. Such statements shall be in sufficient detail to be audited from the books of the Company. Once annually, which may be in connection with the regular annual audit of the Company's books, the Company shall furnish an annual statement of the aggregate gross sales, trade and prompt payment discounts, merchandise returns and net sales price of all Licensed Products made or sold by the Company, certified by Company's independent accountant. Each quarterly financial statement furnished by Company shall be certified by the chief financial officer of the Company or a certified public accountant who may be in the employ of the Company. The books of account of the Company with respect to such sales shall be available for inspection and audit by the Design Partnership or its agent at all reasonable times during the Company's usual working hours, but such audit shall be made only upon reasonable notice to Licensee, shall not be made more than once in each year and shall be made by the Design Partnership at its own expense; provided, however, that if there shall have been an error in favor of
the Company in excess of     percent (  %) in computing compensation for the
period audited, all reasonable expenses in connection with such inspection and audit shall be borne by the Company.


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                                                                              10


               4.7 The obligation of the Company to pay compensation hereunder shall be absolute notwithstanding any claim which the Company may assert against Polo or the Design Partnership. The Company shall not have the right to set-off, compensate or make any deduction from such compensation payments for any reason whatsoever.

               5.    Death or Incapacity of Lauren.

               The Design Partnership shall perform its obligations hereunder notwithstanding any death or incapacity of Lauren and the Company shall accept the services of the Design Partnership.

               6.    Term and Termination.

               6.1 Unless sooner terminated in accordance with the terms and provisions hereof, this Agreement shall continue in effect for so long as the License Agreement is in effect and shall terminate upon the termination of the License Agreement.

               6.2 Each of the following shall constitute an event of default ("Event of Default") hereunder: (i) any compensation is not paid when due and such default continues for more than ten (10) days after notice thereof; (ii) the Company shall fail to timely present for sale to the trade a broadly representative and fair collection of each seasonal collection of Licensed Products designed by the Design Partnership or the Company shall fail to timely ship a material portion of the orders of Licensed Products it has accepted;
(iii) the Company shall use the designs in an unauthorized or improper manner and/or Company shall make an unauthorized disclosure of confidential information or materials given or loaned to Company by the Design Partnership or Polo; or
(iv) the Company defaults in performing any of the other terms of this Agreement and continues in such default for a period of thirty (30) days after notice thereof (unless the default cannot be cured within such thirty (30) day period and the Company shall have commenced to cure the default and proceeds diligently thereafter to cure within a reasonable time); (v) an event of default shall occur under the License Agreement or any other design agreement entered into between the Company and the Design Partnership or license agreement between the Company and Polo; or (vi) the License Agreement shall be terminated for any reason whatsoever. If any Event of Default other than that described in paragraph 6.2(vi) shall occur, the Design Partnership shall have the right, exercisable in its sole discretion, to terminate this Agreement upon ten (10) days' written notice to the Company of its intention to do so. Upon the expiration of such ten (10) day period, this Agreement shall terminate and come to an end and, subject to paragraph 6.3 hereof, all rights of the Company in and to the designs furnished or used hereunder and all copyrights and designs patents therein and their contemplated use shall terminate. If the Event of Default described in paragraph 6.2(vi) shall occur, this Agreement and the License shall thereupon forthwith terminate and come to an end without any need



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for notice to the Company. Termination of this Agreement shall be without prejudice to any remedy of the Design Partnership for the recovery of any monies then due to it under this Agreement or in respect to any antecedent breach of this Agreement, and without prejudice to any other right of the Design Partnership, including without limitation, damages for breach to the extent that the same may be recoverable.

               6.3 In the event Polo chooses not to exercise the option referred to in paragraph 10.1 of the License Agreement with respect to all or any portion of the Licensed Products (as therein defined), the Company may dispose of Licensed Products, to the extent permitted by and in the manner set forth in paragraph 10.2 of the License Agreement. Such sales shall be subject to the payment of earned compensation pursuant to paragraph 4.2 hereof. Upon the conclusion of the disposal period all rights and interests in and to the designs furnished or used hereunder and design patents therein and all copyrights licensed hereby shall belong to and be the property of the Design Partnership, and the Company shall have no further or continuing right or interest therein.

               6.4 The Company acknowledges and admits that there would be no adequate remedy at law for its failure to cease the manufacture or sale of Licensed Products at the termination of this Agreement, by expiration or otherwise, and the Company agrees that in the event of such failure, the Design Partnership shall be entitled to relief by way of temporary or permanent injunction and such other and further relief as any court with jurisdiction may deem proper.

               6.5 It is expressly understood that under no circumstances shall the Company be entitled, directly or indirectly, to any form of compensation or indemnity from the Design Partnership, Lauren, Polo or their affiliates as a consequence to the termination of this Agreement, whether as a result of the passage of time, or as the result of any other cause of termination referred to in this Agreement. Without limiting the generality of the foregoing, by its execution of the present Agreement, the Company hereby waives any claim which it has or which it may have in the future against the Design Partnership, Lauren, Polo, Polo Ralph Lauren Corporation or their affiliates, arising from any alleged goodwill created by the Company for the benefit of any or all of the said parties or from the alleged creation or increase of a market for Licensed Products.

               7.    Indemnity.

               7.1 The Company shall indemnify and save and hold the Design Partnership, Lauren, Polo, and Polo Ralph Lauren Corporation, and their assignees, directors, officers, servants, agents and employees harmless of and from any and all liability, claims, causes of action, suits, damages and expenses (including


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reasonable attorney's fees and expenses in actions involving third parties or between the parties hereto), which he or they are or become liable for, or may incur, or be compelled to pay by reason of any acts, whether of omission or commission, that may be committed or suffered by the Company or any of its directors, officers, servants, agents or employees in connection with the Company's performance of this Agreement, in connection with Licensed Products manufactured by or on behalf of the Company or otherwise in connection with the Company's business; provided, however, that the Company shall not be responsible for any liability, claims, causes of action, suits, damages or expenses incurred or suffered by the Design Partnership, Lauren, Polo, Polo Ralph Lauren Corporation and their directors, officers, servants, agents and employees in connection with any suit or proceeding for infringement of another's design patent, trademark, copyright or other proprietary rights brought against them as a result of the Company's use of the Trademarks, or the Design Concepts furnished by the Design Partnership hereunder, in accordance with the terms of this Agreement.

               8.    Disclosure.

               The Design Partnership and the Company, and their affiliates, employees, attorneys, bankers and accountants, shall hold in confidence and not use or disclose, except as permitted by this Agreement, (i) confidential information of the other or (ii) the terms of this Agreement, except upon consent of the other or pursuant to, or as may be required by law, or in connection with regulatory or administrative proceedings and only then with reasonable advance notice of such disclosure to the other. Licensee shall take all reasonable precautions to protect the secrecy of the materials, samples, sketches, designs, artwork, logos and other materials used pursuant to this Agreement prior to the commercial distribution or the showing of samples for sale and shall not sell any merchandise employing or adapted from any of said designs, sketches, artwork, logos, and other materials or their use except under the Trademarks.

               9.    Miscellaneous.

               9.1 All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been properly given or sent (i) on the date when such notice, request, consent or communication is personally delivered and acknowledged, or (ii) five (5) days after the same was sent, if sent by certified or registered mail or (iii) one (1) day after the same was sent, if sent by overnight courier delivery, as follows:

               (a)   if to the Company, addressed as follows:

                     Warnaco Inc.
                     90 Park Avenue
                     New York, New York 10016


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                                                                              13

                     Attention:  President

                     with a copy to:

                     Warnaco Inc.
                     90 Park Avenue
                     New York, New York 10016
                     Attention: General Counsel

               (b)   if to the Design Partnership, addressed as follows:

                     Polo Ralph Lauren Enterprises, L.P.
                     650 Madison Avenue
                     New York, New York 10022
                     Attention: President

                     with a copy to:

                     Victor Cohen, Esq.
                     Eighth Floor
                     650 Madison Avenue
                     New York, New York 10022

Anyone entitled to notice hereunder may change the address to which notices or other communications are to be sent to it by notice given in the manner contemplated hereby.

               9.2 Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and neither the Design Partnership nor the Company shall have any power to obligate or bind the other in any manner whatsoever, except as otherwise provided for herein.

               9.3 None of the terms hereof can be waived or modified except by an express agreement in writing signed by the party to be charged. The failure of any party hereto to enforce, or the delay by any party in enforcing, any of its rights hereunder shall not be deemed a continuing waiver or a modification thereof and any party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any and all of such rights. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity. Any party hereto may employ any of the remedies available to it with respect to any of its rights hereunder without prejudice to the use by it in the future of any other remedy with respect to any of such rights. No person, firm or corporation, other than the parties hereto and Polo, shall be deemed to have acquired any rights by reason of anything contained in this Agreement.

               9.4 The Design Partnership may assign its right to receive compensation under this Agreement and, in addition, this


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Agreement may be assigned by the Design Partnership to a corporation, partnership or joint venture, or any other such entity, to which the right to own or use the Trademarks has been assigned, or to an affiliate of any such entity, subject to the Company's rights hereunder. The Company may not assign its rights and obligations under this Agreement without the prior written consent of the Design Partnership.

               9.5 The Company will comply with all laws, rules, regulations and requirements of any governmental body which may be applicable to the operations of the Company contemplated hereby, including, without limitation, as they relate to the manufacture, distribution, sale or promotion of Licensed Products, notwithstanding the fact that the Design Partnership may have approved such item or conduct.

               9.6 This Agreement shall be binding upon and inure to the benefit of the successors, heirs and permitted assigns of the parties hereto.

               9.7 This Agreement shall be construed in accordance with and governed by the laws of the State of New York, applicable to contracts made and to be wholly performed therein without regard to its conflicts of law rules.

               9.8 If any dispute between the parties leads to litigation, the parties agree that the courts of the State of New York in the City of New York, or the federal courts in that City, shall have the exclusive jurisdiction and venue over such litigation. All parties consent to personal jurisdiction in the State of New York, and agree to accept service of process outside of the State of New York as if service had been made in that state. Any claim by the Company arising hereunder shall be asserted by the Company exclusively against the Design Partnership, and the Company shall not have nor claim to have any recourse for any such claim against any general or limited partner of the Design Partnership.

               9.9 In the event of a breach or threatened breach of this Agreement by the Company, the Design Partnership shall have the right, without the necessity of proving any actual damages, to obtain temporary or permanent injunctive or mandatory relief in a court of competent jurisdiction, it being the intention of-the parties that this Agreement be specifically enforced to the maximum extent permitted by law.

               9.10 Provisions of this Agreement are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provision in this Agreement in any jurisdiction. To the extent legally permissible, an arrangement which reflects the original intent of

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                                                                              15

the parties shall be substituted for such invalid or unenforceable provision. As of the effective date hereof, this agreement supersedes the agreement dated as of July 1, 1995 between the Company and the Design Partnership, but neither the Company nor the Design Partnership waives any rights arising under such prior agreement. The Company shall not be required to seek the Design Partnership's approval with respect to any Licensed Products or other materials approved by the Design Partnership pursuant to the prior agreement solely as a result of the execution of this Agreement.

               9.11 The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               9.12 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused the same to be executed by a duly authorized officer as of the day and year first above written.


                                         POLO RALPH LAUREN ENTERPRISES, L.P.

                                         By: Polo Ralph Lauren Corporation,
                                             General Partner


                                         By:
                                             ______________________________


                                         WARNACO INC.


                                         By:
                                             ______________________________


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